EXHIBIT 10.13

No. 3200300020090002

Loan Agreement

FUZHOU CITY COMMERCIAL BANK

Borrower (Party A): Fujian Zhongde Technology Co., Ltd.

Address: Longtian FuLu Industrial Zone Fuqing City

Postal Code: 350315

Representative: Taiming Ou

Tel: 85768370

Creditor (Party B): Longtian Branch, Fuzhou City Commercial Bank Co., Ltd.

Address: Longfei Road Longtian Town Fuqing City

Postal Code: 350315

Representative: Xiaofu Wei

Manager: Youyi Chen

Tele: 86071635

Fax: 86001636

Party A applies for the loan to Party B, and Party B approves the loan after censorship. Both parties conclude this contract is in accordance with the provisions of laws and regulations, and that both are committed to all items agreed to in this contract.

I. Loan Type: short-term loan

II. Loan Amount: RMB10 million

III. Usage of Proceeds: working capital turnover

IV. Maturity: Contract effective on 4/14/2009, maturity date 4/1/2010

V. IOU

IOU is a part of this contract. If either of the amount or period mentioned above is inconsistent with those in IOU, the latter will prevail.

1.

Interest rates

(1)

Annual interest rate: 5.84%

(2)

During signature and loan releasing, if interest rates of People’s Bank of China are changed, choose item A from the following.

A. No change should be made to the above mentioned interest rate. Continue to perform the first item above.

B. Adjust to the same rate of the same grade loan.

(3)  After loan releasing, if interest rates of People’s Bank of China are changed, choose item A from the following.

A. No change should be made to the above mentioned interest rate. Continue to perform the first item above.

B. Adjust to the same rate of the same grade loan.

(4)  If the rates are changed, the penalty and overdue interest of borrowing purposes will also automatically change in correspondence.

(5)  If interest rates policy of People’s Bank of China is changed, Party B has the right to comply with the state rules without Party A’s permission.

2.

Release of loan

(1) Prerequisite

A. This loan is secured, and all securitization procedures in line with Party B have been done and effective.

B.

Party A has signed off and submitted the IOU according to Party B’s requirements.

C.

Other prerequisite of release

Blank

(2) If Party A requires to sub-release the loans, Party A should abide by the following requirements, besides those under Prerequisite (1).

A. Party A applies and obtains Party B’s consent.

B. The sum of the sub-release amounts should not exceed the total loan amount stated under Item II above in this contract.

C. Party A fills and submits IOU in accordance with Party B’s requirements.

3.

Repayment of loan

(1)

Principle of repayment

A. Interest rate is computed by day, (daily rate= month rate/30) and by the exact borrowing days from the date when loan is released.

B. Interest rate closes on the 20th of each month and returns on the following day. Party A should pay for the interest on the returning day and the remaining principal owed on the last returning day.

C. Party A abides by the principal of paying back interest before principal. As for the amounts Party A returns, Party B recovers by the order of “prior interest owed, (including compound interest)—prior balance of principal—present interest owed—present balance of principal”. Party B has the right to alter the above orders independently.

D. Party A allows Party B to recover the due interest and principal directly from any bank accounts currently open under Party B. The payment can be delayed to the first business day in the following week, if principal payments are on a weekend or holidays or Party A’s account balance is less than recovering, interest during grace period is calculated normally. If Party A is not able to pay for the full amount by the end of the grace period, penalties would apply ( stated under Item 12).

E. Party A commits to pay the full amount before each deadline date.

(2) Type of repayment

As agreed by both parties, principal is paid in accordance with the following first type.

A. One-time repayment by the deadline.

B. Installment repayment as follows.

  The first phase:   BLANK

  The second phase:   BLANK

  The third phase:   BLANK

  The fourth phase:  BLANK

  The fifth phase:   BLANK

C. BLANK

(3) Prepayment

A. Party A should submit the application to Party B 15 days before the repayment date and request for Party B’s consent.

B. Interest collected will not be changed if repayment is in advance. Interest of prepayment is calculated by the exact days.

C. Interest of unpaid principal is calculated by normal rate.

D. If principal is paid six months in advance, Party B has the right to collect compensation of prepayment, less than 1% of prepayment.

4.

Security

Party A guarantees Party B the following second and fourth items to fulfill obligations.

A. Sb guarantees loan---BLANK

B. the land, bank accounts and real property of Technology Co. and by the land of Fujian Zhongde Energy Co., Ltd., a wholly owned subsidiary of the Party A (“Energy Co.”).

C. Pledge to provide security---BLANK

D. Others: Taiming Ou, legal representative of Party A, provides irrevocable guarantee of security.

Security matters mentioned above is a subsidiary contract.

5.

Rights and obligations of Party A

(1) Party A has the right to require Party B to release the loan in accordance with the contract.

(2) Party A has the right to apply for extension if requirements needs.

(3) Party A must repay the interest and capital before deadline.

(4) Party A must use the loan by the contract. Any changes should be approved by Party B in writing.

(5) Party A should provide documents on operations, assets and financials upon Party B’s request. Party A must submit balance sheet, income statement and cash flow statement of previous month within the first 10 working days of each month. Party A ensures the authenticity, fairness, completeness and effectiveness of all documents provided.

(6) Party A must support Party B’s inspection and supervision of its operating, finance and assets.

(7) Party A must not guarantee the security mentioned in this contract to anyone else before the repayment of interest and capital, if no permission is made by Party B.

(8) Party A should submit the application to Party B 15 days in advance and request for Party B’s consent, if any such debtor-creditor relationship is affected, including but not limited to the reduction of registered capital, contractor, joint venture, leasing, trust, mergers, separation, joint venture, cooperation, apply for the dissolution, rectification of business, application for cancellation of registration, filed for bankruptcy, transfer; the acquisition of important assets or foreign investment or else.

(9) Party A should submit the application to Party B, if things, including but not limited to production stoppage, business shutdown, business license being revoked, written off, filing for bankruptcy, legal representatives engaged in illegal activities or hold criminally responsible administrative, changes in shareholders shares, litigation and arbitration and deterioration of operating conditions and finance, influence Party A’s ability to fulfill the obligations.

(10) Party A should provide Party B written notice within five business days after changes in business name, location, corporate charter, business scope, legal representative and senior managers, and so on.

(11) Party A should write down and hand in the notice to Party B if there is any impairment loss in, or accidental damage or the disappearance of collateral security.

(12) Party A is responsible for the fees on insurance, assessment, registration, custody.

(13) Party A should be responsible for the fees, including litigation costs, property preservation fees, legal fees, travel costs, implementation costs, assessment fee and auction fees if Party A fails to fulfill the obligations.

(14) Party A’s all responsibilities conclude all the commitment he has made.

6.

 Rights and obligations of Party B

(1) Party B has the right to require Party A to provide the documents related to loans.

(2) Party B has access to inspection and supervision of usage of loans as well as Party A’s trade transactions, asset and financials.

(3) Party B has right to request to the People's Court for the exercise of subrogation of Party A’s claims. Party A should be responsible for the fees of subrogation, including litigation costs, property preservation fees, legal fees, travel costs, implementation costs, assessment fee and auction fees.

(4) On condition that damages are caused by Party A’s abandonment of claims or free transfer of property, Party B has the right to require People's Court to withdraw Party A’s conduct and Party A should pay for the costs.

(5) Party A agrees that Party B provide its credit information to People’ s Bank of China and credit bureaus and permits Party A to disclose information in the need for recourse claims.

(6) Party B must release loans in accordance with the contract, except for the delay caused by Party A.

12. Liability for breach of contract

(1) Either of following one happens constitutes a breach of Party A.

A.. Party A abuses the loan, which is not in accordance with the contract.

B. Party A does not make payments on loan or interest according to the duration of the contract settlement.

C. Party A fails to fulfill the commitments B made.

D. Party A does not fulfill its other debts.

E.. Party A does not fulfill any obligation under the contract

F. Guarantor does not fulfill any obligations under the guarantee contract or causes situation that has possible impact on the rights of Party B.

G. Other situations affect the achievement of claims.

(2) Party B is entitled to exercise the rights of one or more of the following, if Party A has the one or more situations on the above.

A. Stop the loan and ask Party A to repay all the interest and capital.

B. Abused loan will be imposed penalty at the rate of 80% more of the interest rate in this contract. Interest not paid on time is calculated by compounded interest.

C. Late penalty interest rate will be calculated at the rate of 30% more of the interest rate in this contract, if Party A hasn’t repaid the capital on the deadline.

D. Late penalty interest rate will be calculated compounded interest no matter whether the deadline of capital comes or not.

E. Transfer directly the Party A’s deposits in other institutions of Fuzhou City Commercial Bank Co., Ltd., to make up for the unpaid capital, interest and other money.

F. Require Party A to provide new security, which should meet the needs of Party B.

G. Carry out the security.

H. Cancel the contract.

I. Communicate with relevant departments and collect via media and news.

(3) Party B does not release loan amounts in accordance with the contract, except for the delay caused by Party A..

13.

Privacy

Without the agreement of both parties, any commercial secret must not be exposed to anyone else, except lawyers, accountants, auditors, assessors both parties employed and related departments.

14.

Changes, relief of contract or transfer of claims and liabilities

(1) Only there is some other contract between both sides can one side make changes or dissolution after the contract being executed. On the agreement of both sides, any written revision or complement is part of the contract.

(2) When loan deadline comes, if Party A wants to extend the loan, write down the application to Party B and request for its consent in 15 working days before the deadline. If consented, comes extension of contract and then carry out related procedures.

(3) Party B has the right to transfer all or parts of the claims and liabilities to others, but he should inform Party A the situation of transfer. Party A should be responsible for Party B if the claims and liabilities has not been carried out, is useless, withdrawn or cancelled.

15. Rights reserved

Rights in this contract owned by Party B do not affect other rights Party B has. Other default conduct Party B has made either does not have any influence on the rights Party B has in this or any other contract and does not result in any responsibility or obligation that Party B own to Party A..

16. Application of the law and dispute resolution

(1) This contract is applied for laws of PRC.

(2)

Any dispute is prosecuted to People’s Court, which is located in Party A’s area.

(3) During the dispute resolution, all other items unaffected continue to carry out.

17. Notice of the terms

(1) Any notice to the other party should be in written form. If in telegram, the following day is considered as the arrival day. If in post, the third day after sending is considered as the arrival day.

(2) One party should be informed by the other if any changes take place in aforementioned location, representative or telephone number. Otherwise, the above notice is effective with information given in this contract.

18. Affirms provisions

(1) Party A has read and agreed on all the items mentioned in this contract and has fully understood. Party B has explained all items in detail.

(2) Party A is the legal corporation or organization who has the right to sign and carry out this contract with complete, legal and effective authorization.

19. Other matters agreed

This contract is a sub-contract of Unified Contract, NO. 3200100020090001.

20. Matters unmentioned

Matters unmentioned can be consulted by both parties in accordance with the laws, regulations and rules.

21. The entry into force of the contract

This contract enters into force after the signatures and seals of legal representatives or authorized agents of both parties.

22. Contract text

This contract is in triple, one copy by Party A and two by Party B.

Party A (seal):	Party B(seal):
Legal representative (signature):	Legal representative (signature)
Authorized agent(signature):	Authorized agent(signature):
Manager (signature):	Manager (signature):

Date of signature: April 14, 2009

Place of signature: Longtian Branch, Fuzhou City Commercial Bank Co., Ltd.